UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

0-32113	Delaware	33-0832424
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

17101 Armstrong Avenue Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

(714) 430-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, the Company and Mr. John Bower entered into an amendment (the “Amendment”) to the employment agreement, dated August 29, 2016, between the Company and Mr. Bower.

The Amendment provides that as of September 10, 2017, Mr. Bower’s annual salary was increased to $265,000 and he ceased accruing Paid Time Off under the Company’s paid time off policy, but instead would be entitled to paid leave from time to time as allowed to the Company’s executive officers. The Amendment also reiterates that as of fiscal year 2018, Mr. Bower would participate in the Company’s Executive Incentive Program. Finally, effective January 1, 2018, the Amendment provides that Mr. Bower is entitled to receive an automobile allowance in the amount of $15,000 annually.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended letter agreement entered into as of February 14, 2018 between John Bower and Resources Connection, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018	RESOURCES CONNECTION, INC.

	By:	/s/ Herbert Mueller
Herbert Mueller
Executive Vice President and Chief
Financial Officer